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                                                                EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Triton Systems, Inc. on Form S-1 of our report dated January 24, 1997, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.







DELOITTE & TOUCHE LLP
New Orleans, Louisiana

January 28, 1997